POWER OF ATTORNEY

I, Bo Hedfors, of 1415 West Diehl Road, Naperville, Illinois 60563, hereby appoint each of James Sheehan of 1415 West Diehl Road, Naperville, Illinois
60563, Paul Liebenson of 1415 West Diehl Road, Naperville, Illinois 60563 and
Scott Morgan of 1465 N. McDowell Blvd., Petaluma, California 94954, as
attorney-in-fact to act for me and in my name for the purpose of completing, signing and filing, in my name and on my behalf, any of the following forms pursuant to the terms of Securities Exchange Act of 1934 and the Securities Act
of 1933:

        Form 3 - Initial Statement of Beneficial Ownership of Securities

        Form 4 - Statement of Changes of Beneficial Ownership of Securities

        Form 5 - Annual Statement of Beneficial Ownership of Securities

        Form 144 - Notice of Proposed Sale of Securities

This power shall become effective on January 1, 2006, and shall continue in effect until terminated in writing by me or until either of my attorneys-in-fact shall die, become legally disabled, terminate their employment with Tellabs,
Inc. or its subsidiaries for any reason, resign or refuse to act (only as applies to such person, this power shall otherwise remain in force for the remaining attorneys-in-fact).

I am fully informed as to all the contents of this form and understand the full import of this grant of powers to either of my attorneys-in-fact.

This Power of Attorney shall supersede any previously granted power related to the subject matter herein.

/s/ Bo Hedfors
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Bo Hedfors

State of Illinois       )
                        ) SS
County of Will          )

NOTARY

The undersigned, a notary public in and for the above county and state, this 8th day of February, 2006, certifies that Bo Hedfors, known to me to be the same person whose name is subscribed to the foregoing Power of Attorney, appeared before me in person and acknowledged signing and delivering said document as his/her free and voluntary act, for the uses and purposes therein set forth.

/s/ Katrina Brown
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Notary Public